THIS GUARANTY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT ENTERED INTO AS OF THE DATE HEREOF, BY AND AMONG MICHAEL STONE and JONATHAN SPANIER, ALLION HEALTHCARE, INC., a Delaware corporation, MAIL ORDER MEDS [OF TEXAS], INC., a Texas corporation, MOMS PHARMACY, INC., a New York corporation, MOMS PHARMACY, INC., a California corporation, MOMS PHARMACY, LLC, a Florida limited liability company, MEDICINE MADE EASY, a California corporation, and NORTH AMERICAN HOME HEALTH SUPPLY, INC., a California corporation, and GE HFS HOLDINGS, INC. f/k/a HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, or such then present holder or holders of the “Senior Debt” as defined therein.

GUARANTY

This GUARANTY (“Guaranty”) is given by Allion Healthcare, Inc., a Delaware corporation (“Guarantor”), to and for the benefit of Michael Stone and Jonathan Spanier (“Holders”), in connection with the closing of the transactions contemplated by the Stock Purchase Agreement dated January 4, 2005, among MOMS Pharmacy, Inc. (the “Principal Obligor”) and Holders (the “Purchase Agreement”). This Guaranty is given for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged. Each capitalized term used herein and not otherwise defined shall have the meaning given such term in the Purchase Agreement.

1.  Guaranty. In consideration of the foregoing, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt performance of each and every obligation of the Principal Obligor under the Notes.

2.  Unconditional Guaranty. Guarantor’s liability hereunder is unconditional and shall not in any manner whatsoever be deemed to be affected or impaired by any waiver, forebearance, extension of time, amendment, or modification of any of the provisions of the Notes, except that Guarantor may assert any and all defenses, counterclaims, setoffs and reductions that the Principal Obligor could have asserted under the Notes.

3.  No Exhaustion of Remedies. Holders may, upon notice to the Guarantor, enforce this Guaranty against the Guarantor and it shall not be necessary to enforce any undertaking of the Principal Obligor before proceeding under this Guaranty against the Guarantor. Demand, protest and presentment for payment are hereby waived.

4.  Bankruptcy. This Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any bankruptcy, insolvency, reorganization, liquidation, or other similar proceeding of the Principal Obligor.

5.  Governing Law; Consent to Jurisdiction. This Guaranty shall be governed by, determined and construed in accordance with the laws of the State of California. Guarantor agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Guaranty may be brought and enforced in the courts of the State of California or of the United States of America located in the County of Los Angeles, State of California, and irrevocably submits to such jurisdiction for such purpose. The Guarantor hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum.

6.  Continuing Guaranty. The liability of the Guarantor continues until such time that there is complete, full and indefeasible performance of each and every obligation under the Notes, including, without limitation, receipt and retention by Holders of all sums due thereunder. This Guaranty shall be binding upon the Guarantor, and its successors and assigns, and shall inure to the benefit of Holders, and their respective affiliates, legal or personal representatives, distributees, successors and assigns.

7.  Subordination. By accepting this Guaranty, Holders are hereby agreeing from time to time to execute and deliver upon Guarantor’s reasonable request subordination agreements in favor of Guarantor’s lenders, which subordination agreements shall provide in form and substance that Holders shall not receive any sums hereunder in respect of the Notes issued in favor of Holders under the Purchase Agreement during an event of default under Guarantor’s financing documents with Lender. For purposes of clarity, notwithstanding the foregoing, in no event shall Holders be obligated to subordinate their right to receive any payment hereunder in respect of any amount owing to Holders under the Purchase Agreement other than amounts owing under the Notes.

8.  Entire Agreement; Modifications. This Guaranty constitutes the entire agreement and is the final expression between Holders and the Guarantor with respect to the subject matter hereof. The Guaranty cannot be amended or otherwise modified except in writing signed by Holders and the Guarantor.

ALLION HEALTHCARE, INC.

Date: January 4, 2005.	By:	/s/ Michael Moran
Name: Michael Moran
Title: President & CEO

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